Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Meadow Valley Corporation
As independent registered certified public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated March 24, 2008, included in the Company’s Form 10-K for the year ended December 31, 2007 and to all references to our firm included in this registration statement.
Phoenix, Arizona
March 28, 2008
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE